Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form 10-QSB of Deli Solar (USA), Inc. (the "Company") for the quarterly period ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies, in his capacity as an officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2007	By:	/s/ Deli Du
Deli Du
Chief Executive Officer and President (principal executive officer)

Date: August 10, 2007	By:	/s/ Jianmin Li
Jianmin Li
Chief Financial Officer (principal financial officer and accounting officer)

A signed original of this written statement required by Section 906 has been provided to Deli Solar (USA), Inc. and will be retained by Deli Solar (USA), Inc. and furnished to the Securities and Exchange Commission or its staff upon request.